UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 22, 2004

BIOSITE INCORPORATED

(Exact name of registrant as specified in charter)

Delaware	000-21873	33-0288606
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11030 Roselle Street San Diego, California (Address of principal executive offices)		92121 (Zip Code)

Registrant’s telephone number, including area code: (858) 455-4808

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On October 22, 2004, we adopted a Change in Control Severance Benefit Plan (the “Plan”) to provide severance benefits to certain eligible employees and directors upon selected terminations of service in connection with a change in control, as defined in the Plan.  Generally, eligible employees under the Plan include our Chief Executive Officer, our President, our Vice Presidents and any other individuals designated by our Board of Directors or the Compensation Committee thereof.

The Plan provides that if an eligible employee is terminated for any reason other than for cause or resigns for good reason, each as defined in the Plan, within two months prior to or 13 months following a change in control, the employee would continue to receive his or her base salary and health insurance benefits for a specified period following the change in control.  For our Chief Executive Officer and President, this period will be 24 months; for our Vice Presidents, this period will be 18 months; and for other eligible employees, this period will be as determined by the Compensation Committee of our Board of Directors, but will not exceed 24 months.  In addition, such employee would receive immediate full vesting of all stock options and other equity awards and would be entitled to exercise all of his or her stock options for 24 months beyond the original post-termination exercise period set forth in such employee’s stock option agreement.

The Plan also provides that each of our non-employee directors would receive immediate full vesting of all stock options and other equity awards in the event such director is terminated or resigns concurrently with or following a change in control.  In addition, each of our non-employee directors would be entitled to exercise all of his or her stock options for 24 months beyond the original post-termination exercise period set forth in such director’s stock option agreement.

Item 5.02               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 22, 2004, we announced management promotions involving certain of our principal officers.  Kim D. Blickenstaff, who previously served as our President and Chief Executive Officer, will now serve as our Chairman and Chief Executive Officer.  Kenneth F. Buechler, Ph.D., who previously served as our Senior Vice President, Research and Development, will now serve as our President and Chief Scientific Officer.  Thomas M. Watlington, who previously served as our Senior Vice President, Commercial Operations, will now serve as our Executive Vice President and Chief Operating Officer.

The terms of office of these principal officers will be determined in the discretion of our Board of Directors.  For additional information regarding these principal officers, including their business experience and their compensation, please refer to the Definitive Proxy Statement we filed with the Securities and Exchange Commission on April 27, 2004, the applicable contents of which are incorporated herein by reference.  A copy of the press release we issued with respect to these management promotions is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit No.	Description

99.1	Press Release of Biosite Incorporated dated October 22, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSITE INCORPORATED

Date: October 28, 2004	By:	/s/ CHRISTOPHER J. TWOMEY
Christopher J. Twomey
Senior Vice President, Finance and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release of Biosite Incorporated dated October 22, 2004.